Exhibit 10.1

AMENDMENT NO. 1 TO LOAN AGREEMENT

This Amendment No. 1 (the “Amendment”) dated as of May 18, 2012, is between Bank of America, N.A. (the “Bank”) and Hooker Furniture Corporation (the “Borrower”).

RECITALS

A.  The Bank and the Borrower entered into a certain Loan Agreement dated as of December 7, 2010 (the “Agreement”).

B.  The Borrower has requested to amend the Agreement in order to eliminate the requirement that financial statements be prepared on a consolidating basis and to modify one of the financial covenants in the Agreement, and the Bank is agreeable to that request on the terms and conditions provided in this Amendment.

AGREEMENT

1.  Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement.

2.  Change in Financial Reporting.  The last sentence in subsections (a) and (b) of Section 6.2 of the Loan Agreement is hereby amended to read in its entirety as follows:

The statements shall be prepared on a consolidated basis.

3.  Change in Tangible Net Worth Covenant.  The first sentence of Section 6.4 of the Agreement is hereby amended to read in its entirety as follows:

To maintain on a consolidated basis at all times a Tangible Net Worth equal to or greater than $95,000,000.

3.  Representations and Warranties.  When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that:  (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers.

4.  Costs.  The Borrower shall pay or reimburse the Bank all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by the Bank in connection with this Amendment.

5.  Effect of Amendment.  Except as provided in this Amendment, all of the terms and conditions of the Agreement, including but not limited to the Dispute Resolution Provision, shall remain in full force and effect.

6.  Counterparts.  This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7.  FINAL AGREEMENT.  BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT:  (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

The parties executed this Amendment as of the date stated at the beginning of this Amendment, intending to create an instrument executed under seal.

Hooker Furniture Corporation

By:/s/ Paul A. Huckfeldt
Name: Paul A. Huckfeldt
Title: Vice-President Finance and Accounting, Chief Financial Officer

Bank of America, N.A.
                                                                        By: /s/ Greg L. Richards
Name: Greg L. Richards
Title:  Senior Vice President